UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 21, 2007

Internap Network Services Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27265	91-2145721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Williams Street, Atlanta, GA	30303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    Effective August 21, 2007, the Board of Directors, or the Board, of Internap Network Services Corporation, or the Company, elected Gary M. Pfeiffer to fill the vacancy created by the resignation of Fredric Harman. Mr. Pfeiffer will serve as a member of the audit committee.

No arrangements or understandings exist between Mr. Pfeiffer and any other person pursuant to which Mr. Pfeiffer was selected as a director. No transactions exist in which the Company or any subsidiary of the Company is a party and in which Mr. Pfeiffer has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Pfeiffer will receive an initial stock grant of 12,500 restricted stock units in accordance with the Company’s compensation policy for non-employee directors, as described more fully in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2007. These units vest ratably over three years subject to the terms of the stock grant agreement and stock plan under which the units are granted and Mr. Pfeiffer’s continued standing as a member of the Board. In addition, Mr. Pfeiffer will receive an annual grant of 2,500 restricted stock units and an option to purchase 5,000 shares. Mr. Pfeiffer’s cash compensation will include an annual retainer of $20,000, which is paid quarterly, and members of the audit committee receive an annual retainer of $5,000. Mr. Pfeiffer’s cash compensation will also include a meeting attendance fee of $1,500 per Board meeting attended in person and $750 per Board meeting attended via teleconference. Additionally, Mr. Pfeiffer will receive an attendance fee of $1,000 for each committee meeting attended in person and $500 for each committee meeting attended via teleconference.

The Company will indemnify Mr. Pfeiffer against any actions brought against him in his capacity as a director. Additionally, Mr. Pfeiffer will be covered by the Company’s Directors and Officers insurance coverage.

Item 8.01 Other Events.

On August 22, 2007, the Company issued a press release announcing the election of Gary M. Pfeiffer to the Company’s Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 22, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION
Date: August 22, 2007

By: /s/ David A. Buckel
David A. Buckel, Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated August 22, 2007.